Earnings Conference Call

1st Quarter 2014

May 1, 2014

IDACORP

Leadership Presenting Today



Darrel Anderson
IDACORP President
& Chief Executive Officer



Steve Keen
IDACORP Senior Vice President,
Chief Financial Officer & Treasurer

Forward-Looking Statements

In addition to the historical information contained in this presentation, this presentation contains (and oral communications made by IDACORP, Inc. and Idaho Power Company may contain) statements that relate to future events and expectations and, as such, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, outlook, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," or similar expressions, are not statements of historical facts and may be forward-looking. Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks, and uncertainties. Actual results, performance, or outcomes may differ materially from the results discussed in the statements. In addition to any assumptions and other factors and matters referred to specifically in connection with such forward-looking statements, factors that could cause actual results or outcomes to differ materially from those contained in forward-looking statements include the following: (a) Idaho Power's rate design and the effect of regulatory decisions by state public utility commissions and federal regulators affecting Idaho Power's ability to recover costs and earn a return; (b) changes in customer growth rates, loss of significant customers, and related changes in loads; (c) the impacts of changes in economic conditions, including on customer demand; (d) unseasonable or severe weather conditions, wildfires, droughts, and other natural phenomena, which affect customer demand, hydroelectric generation levels, infrastructure repair costs, and fuel costs; (e) advancement of new technologies that reduce loads; (f) adoption of or changes in, and costs of compliance with, laws, regulations, and policies, including those relating to the environment, and the ability to obtain and comply with governmental authorizations; (g) variable hydrological conditions and over-appropriation of surface and groundwater and the impact on generation from hydroelectric facilities; (h) the ability to purchase fuel and power from suppliers on reasonable terms; (i) accidents, fires, explosions, and mechanical breakdowns that may occur while operating and maintaining an electric system, and disruptions and outages of generation and transmission systems or the western interconnected transmission system; (j) the ability to obtain debt and equity financing when necessary and on reasonable terms; (k) reductions in credit ratings and potential reduction in liquidity; (l) the ability to buy and sell power, transmission capacity, and fuel in the markets and the availability to enter into, and success or failure of, financial and physical commodity hedges; (m) changes in or implementation of mandatory reliability, security, and other requirements; (n) costs and operational challenges of integrating an increasing volume of mandated purchased intermittent power; (o) the magnitude of future benefit plan funding obligations; (p) the ability and willingness of the companies' boards of directors to continue to pay dividends, and contractual and regulatory restrictions on those dividends; (q) changes in tax laws and the availability of tax credits; (r) employee workforce factors, including potential unionization of all or part of the companies' workforce and the impacts of an aging workforce; (s) the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the companies' from cyber attacks, terrorist incidents, or the threat of terrorist incidents, and acts of war; (t) unusual or unanticipated changes in normal business operations, including unusual maintenance or repairs, and (u) adoption of or changes in accounting policies, principles, or estimates.

Any forward-looking statement speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in IDACORP, Inc.'s and Idaho Power Company's most recent Annual Report on Form 10-K and other reports the companies file with the U.S. Securities and Exchange Commission, including (but not limited to) Part I, Item 1A – "Risk Factors" in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Earnings Performance

Net Income and Earnings Per Share
(thousands except for per share amounts)

	Three Months Ended March 31	
	2014	**2013** (1)
Net Income	$ 27,404	$ 35,194
Weighted average outstanding shares – diluted	50,175	50,064
Earnings per share	$ 0.55	$ 0.70

(1) IDACORP's 2013 results reflect the retrospective adoption of Accounting Standards Update No. 2014-01, which increased earnings for the first quarter of 2013 by $1.7 million as compared to what had been recorded for that period under the previous method of accounting.

Adoption of Accounting Standards Update 2014-01

For The Year 2013

Quarter Ended

	March 31		June 30		September 30		December 31
	As Originally Reported	As Currently Reported	As Originally Reported	As Currently Reported	As Originally Reported	As Currently Reported	As Currently Reported
Earnings Per Share of Common Stock (Diluted)	$0.67	$0.70	$0.91	$0.93	$1.43	$1.46	$0.55
Increase in EPS		$0.03		$0.02		$0.03	-

1st Quarter 2013 to 1st Quarter 2014

IDACORP, Inc. Net Income (millions)

Net Income – March 31, 2013 [1]		**$ 35.2**
Change in Idaho Power net income:		
Decreased sales volumes and rates attributable to usage per customer, net of associated power supply costs and PCA mechanism impacts	(12.7)	
Increased sales volumes attributable to customer growth, net of associated power supply costs and PCA mechanism impacts	1.8	
Other changes in operating revenues and expenses, net	0.1	
Decrease in Idaho Power operating income	(10.8)	
Changes in other non-operating income and expenses	0.2	
Additional amortization of accumulated deferred investment tax credits (ADITC)	1.0	
Decrease in income tax expense	3.5	
Total decrease in Idaho Power net income		(6.1)
Other changes (net of tax)		(1.7)
Net Income – March 31, 2014		$ 27.4

[1] IDACORP's 2013 results reflect the retrospective adoption of Accounting Standards Update No. 2014-01, which increased earnings for the first quarter of 2013 by $1.7 million as compared to what had been recorded for that period under the previous method of accounting.

Operating Cash Flows

(millions)

IDACORP	Three Months Ended March 31 2014	2013
Net Cash Provided by Operating Activities	$ 96.9	$ 54.0

Liquidity

(millions)

	As of March 31, 2014 IDACORP[1]	Idaho Power
Revolving Credit Facility – Expires October 2018	$ 125.0	$ 300.0
Commercial Paper Outstanding	(47.3)	–
Identified for Other Use[2]	–	(24.2)
Total	$ 77.7	$ 275.8

[1] Holding company only.

[2] Port of Morrow and American Falls Bonds that Idaho Power could be required to purchase prior to maturity under the optional or mandatory purchase provisions of the bonds, if the remarketing agent for the bonds is unable to sell the bonds to third parties.

ADITC Settlement 2012-2014


Sharing Percentage
100%
75%
50%
25%
Earnings
Deadband
Customer Benefit
Company Benefit
9.50%
10.00%
10.50%
Return On Year-End Equity In Idaho Jurisdiction
$15M
$30M
$45M
Ability to use additional ADITC's of up to $45 million in 2014 (1)

(1) At May 1, 2014, the company expects to use less than $5 million of additional ADITC's in 2014

ADITC—Accumulated Deferred Investment Tax Credits

Key Financial & Operating Metrics and 2014 Earnings Guidance

(millions except per share amounts)

	2014 Estimates	
	Current [1]	Previous [2]
Idaho Power Operations & Maintenance Expense	No Change	$ 335 – $ 345
Idaho Power Additional Amortization of ADITC	No Change	Less than $5
Idaho Power Capital Expenditures excluding AFUDC	No Change	$ 280 - $ 295
Idaho Power Hydroelectric Generation (MWhs) [3]	5.5 – 7.5	5.0 – 7.0
2014 IDACORP Earnings Per Share Guidance [4]	$ 3.40 – $ 3.55 Per Diluted Share	

[1] As of May 1, 2014.

[2] As of February 20, 2014 the date of filing IDACORP's and Idaho Power's Annual Report on Form 10-K for the year ended December 31, 2013.

[3] Based on reservoir storage levels and forecasted weather conditions as of May 1, 2014.

[4] The 2014 guidance incorporates all of the key financial and operating assumptions listed above.

Continued Economic Progress

Recognitions & Outlook


THE TOP OF AMERICA
TIME

March 17, 2014

Regions on the rise. *Time* named Boise number 1 out of 9 cities for "*Getting it right*".



April 8, 2014

Boise named *"Best city to move to in 2014."*

Simple Moving Labor

Boise MSA

"Boise City remains among the nation's best performers over the last year…."

"An increasing share of high-wage jobs will help improve earnings starting in late 2014 and spark the area's expansion."

State of Idaho

"Idaho's recovery is easily one of the strongest in the West and is outpacing that of the U.S. …."

"Idaho's recovery is in prime position for a strong 2014."

Moody's Analytics, December 2013

Continued Economic Progress

Idaho Power Customer Growth

12 Months Ended March 31


8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
2,651
2,467
4,087
5,854
7,276
2010
2011
2012
2013
2014

Idaho Power Service Area Employment

First Quarter Average


460,000
450,000
440,000
430,000
420,000
410,000
400,000
422,590
427,298
438,475
446,096
453,270
2010
2011
2012
2013
2014

Summer Outlook

June Through August 2014

Precipitation


EC
EC
EC
A
B

Temperature


A
EC
A

- 33% to 40% Chance of Below Normal Precipitation
- 40% to 50% Chance of Below Normal Precipitation
- 50% or Greater for Below Normal Precipitation
- 33% to 40% Chance of Above Normal Precipitation
- 40% Chance of Above Normal Precipitation

- 33% to 40% Chance of Above Normal Temperature
- 40% to 50% Chance of Above Normal Temperature
- 50% or Greater for Above Normal Temperature
- 33% to 40% Chance of Below Normal Temperature
- 40% Chance of Below Normal Temperature

EC Means Equal Chances for Above, Normal or Below **A** Means Above **B** Means Below

Source: NOAA, National Oceanic Atmospheric Administration, U.S. Dept of Commerce

Questions?

Contact Information

Investors & Analysts

Lawrence F. Spencer
Director of Investor Relations
(208) 388-2664
LSpencer@idacorpinc.com

Media

Stephanie McCurdy
Corporate Communications
(208) 388-6973
SMcCurdy@idahopower.com